EXHIBIT 16
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                                                           [ANDERSEN LOGO]
                                                           Arthur Andersen LLP

Office of the Chief Accountant                             100 Peabody Place
Securities and Exchange Commission                         Suite 1100
450 Fifth Street, N.W.                                     Memphis TN 38103-3625
Washington, D.C. 20549
                                                           Tel  901 525 4451
                                                           Fax  901 526 5414


May 14, 2002


Dear Ladies and Gentlemen:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated May 14, 2002 of SUSA Partnership, L.P. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP


Copy to:
Mr. Mark Yale, Senior Vice President, SUSA Partnership, L.P.